    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 22, 2000

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -------------------

                E COM VENTURES, INC. (FORMERLY PERFUMANIA, INC.)
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)



                 FLORIDA                                  65-0977964
      ------------------------------                ----------------------
      (State or other jurisdiction of                   (IRS Employer
      incorporation or organization)                Identification Number)



                              11701 N.W. 101ST ROAD
                              MIAMI, FLORIDA 33178
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


             E COM VENTURES, INC. 1991 STOCK OPTION PLAN, AS AMENDED
--------------------------------------------------------------------------------
                            (Full title of the Plan)

                              ---------------------

                ILIA LEKACH, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              E COM VENTURES, INC.
                              11701 N.W. 101ST ROAD
                              MIAMI, FLORIDA 33178
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (305) 889-1600
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                            Kenneth C. Hoffman, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500

                               -------------------

                         CALCULATION OF REGISTRATION FEE

=============================== ========================= ======================= ======================== =====================
                                                             PROPOSED MAXIMUM            PROPOSED
       TITLE OF SECURITIES            AMOUNT TO BE            OFFERING PRICE         MAXIMUM AGGREGATE          AMOUNT OF
        TO BE REGISTERED               REGISTERED                PER SHARE             OFFERING PRICE         REGISTRATION FEE
------------------------------- ------------------------- ----------------------- ------------------------ ---------------------
Common Stock, $.01 par value           1,500,000             $3.125-$5.11 (1)           $6,783,482                $1,791
=============================== ========================= ======================= ======================== =====================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the actual price of (a) $3.125 for an aggregate of 410,750 options, (b) $4.22 for an aggregate of 10,000 options,
     (c) $3.25 for an aggregate of 20,000 options, (d) $3.09 for an aggregate of 750 options and (e) $2.38 for an aggregate of 6,800 options, to purchase Common Stock being registered, which have previously been granted under the Company's 1991 Stock Option Plan, as amended, and (ii) the average of the high and low sale price ($5.11) of the Common Stock as reported on the Nasdaq National Market System on February 14, 1999 with respect to the 1,051,700 shares of Common Stock subject to future grants under the 1991 Stock Option Plan, as amended.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Registration Statement on Form S-8 (Registration Nos. 33-72262, 33-85260, 333-10121 and 333-60061);

         (b) the Registrant's Annual Report on Form 10-K/A for the fiscal year ended January 30, 1999;

         (c) the Registrant's quarterly report on Form 10-Q (i) for the quarterly period ended May 1, 1999, as amended, (ii) for the quarterly period ended July 31, 1999, as amended and (iii) for the quarterly period ended October 30, 1999, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 30, 1999; and

         (d) the description of the Registrant's Common Stock set forth in Registrant's Form S-1/A Registration Statement under the Securities Act of 1933 (Registration No. 333-80525).

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

----------------------

(1) The Registration Statements on Form S-8 (Registration Nos. 33-72262, 33-85260, 333-10121 and 333-60061) registered an aggregate of 2,500,000 shares of the Registrant's Common Stock. At the Company's 1999 annual meeting of shareholders held on December 22, 1999, the Company's shareholders approved an amendment to the Plan, which increased by 1,500,000 the number of shares eligible for grant under the Plan from 2,500,000 to 4,000,000. After giving effect to the amendment to the Plan approved by the Registrant's shareholders at the Company's annual meeting, and the effectiveness of this Registration Statement on Form S-8, the total number of shares registered on Form S-8 and available for grant under the Plan will be 4,000,000.





                                      II-2

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on February 18, 2000.

                         E COM VENTURES, INC.


                         By: /s/ Ilia Lekach
                             -------------------------------------------------
                             Ilia Lekach, Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and Directors of E Com Ventures, Inc., do hereby constitute and appoint Ilia Lekach and Jerome Falic, or any one of them, as true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which said attorneys and agents may deem necessary and advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including, specifically, but without limitation, the power and authority to sign for us or any of us any and all amendments thereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                        TITLE                               DATE
                 ---------                                        -----                               ----
/s/ ILIA LEKACH                                         Chairman of the Board and               February 18, 2000
-----------------------------------------                Chief Executive Officer
Ilia Lekach                                           (principal executive officer)


/s/ DONOVAN CHIN                                        Chief Financial Officer,                February 18, 2000
-----------------------------------------               Secretary and Director
Donovan Chin                                   (principal financial and accounting officer)


/s/ JEROME FALIC                                                Director                        February 18, 2000
-----------------------------------------
Jerome Falic


/s/ MARC FINER                                                  Director                        February 18, 2000
-----------------------------------------
Marc Finer


/s/ ROBERT PLISKIN                                              Director                        February 18, 2000
-----------------------------------------
Robert Pliskin


/s/ CAROLE ANN TAYLOR                                           Director                        February 18, 2000
-----------------------------------------
Carole Ann Taylor


/s/ HORATIO GROISMAN                                            Director                        February 18, 2000
-----------------------------------------
Horatio Groisman


                                                                Director
-----------------------------------------
Zalman Lekach

                                  EXHIBIT INDEX



     EXHIBIT
     NUMBER                               DESCRIPTION
------------------  -----------------------------------------------------------

       5.1         Opinion of Greenberg Traurig, P.A.

      10.1         E Com Ventures, Inc. 1991 Stock Option Plan, as amended

      23.1         Consent of PricewaterhouseCoopers LLP

      23.3 Consent of Greenberg Traurig, P.A. is contained in its opinion filed as Exhibit 5.1 hereto.

      24.1 Power of Attorney is included in the "Signatures" section of this Registration Statement